OPPENHEIMER INTERNATIONAL SMALL COMPANY FUND
N-SAR EXHIBIT 77C

SPECIAL SHAREHOLDER MEETING (Unaudited)

On June 21, 2013, a shareholder meeting of Oppenheimer International Small Company Fund (the “Fund”) was held at which the twelve Trustees identified below were elected to the Fund (Proposal No. 1).  At the meeting the sub-proposals below (Proposal No. 2 (including certain of its sub-proposals)) and an Agreement and Plan of Reorganization to reorganize the Fund into a Delaware statutory trust (Proposal No. 3) were approved as described in the Fund’s proxy statement dated April 12, 2013.    The following is a report of the votes cast:

Nominee/Proposal                                           For                                    Withheld

Trustees

Brian F. Wruble                                           39,737,049                                554,286
David K. Downes                                        39,722,017                                569,318
Matthew P. Fink                                          39,714,838                                576,497
Edmund Giambastiani, Jr.                           39,698,233                                593,102
Phillip A. Griffiths                                        39,720,381                                570,954
Mary F. Miller                                              39,754,299                                537,036
Joel W. Motley                                            39,733,209                                558,126
Joanne Pace                                                  39,766,726                                524,609
Mary Ann Tynan                                         39,756,792                                534,543
Joseph M. Wikler                                         39,738,127                                553,208
Peter I. Wold                                                 39,721,355                                569,980
William F. Glavin, Jr.                                    39,754,887                                536,448

2a:  Proposal to revise the fundamental policy relating to borrowing
For                                         Against                                Abstain
27,812,749                              1,116,440                                827,966

2b-1:  Proposal to revise the fundamental policy relating to concentration of investments
For                                           Against                                Abstain
27,812,797                              1,169,998                                774,360

2c-1:  Proposal to remove the fundamental policy relating to diversification of investments
For                                           Against                                Abstain
27,696,888                              1,275,971                                784,293

2d:  Proposal to revise the fundamental policy relating to lending
For                                           Against                                Abstain
27,660,233                              1,238,690                                858,233

2e:  Proposal to remove the additional fundamental policy relating to estate and commodities
For                                           Against                                Abstain
27,859,712                              1,087,670                                809,775

2f:  Proposal to revise the fundamental policy relating to senior securities
For                                         Against                                Abstain
27,712,348                              1,215,986                                828,819

2g:  Proposal to remove the additional fundamental policy relating to underwriting
For                                          Against                                Abstain
27,806,042                              1,102,259                                848,853

2s:  Proposal to approve a change in the Fund’s investment objective
For                                          Against                                Abstain
27,677,397                              1,298,055                                781,700

Proposal 3:  To approve an Agreement and Plan of Reorganization that provides for the reorganization of a Fund from a Maryland corporation or Massachusetts business trust, as applicable, into a Delaware statutory trust.

For                                         Against                                Abstain
28,363,184                              682,604                                711,368

On August 2, 2013, following an adjournment from a second shareholder meeting held on June 21, 2013, a meeting of the Fund was held at which the sub-proposal below (Proposal No. 2r) was approved as described in the Fund’s Proxy Statement.   The following is a report of the votes cast:

2r:  Proposal to convert the Fund’s investment objective from fundamental to non-fundamental
For                                          Against                                Abstain
24,795,689                              3,944,370                                1,282,564